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                                                                    Exhibit 99.4


                                  HSBC BANK USA
                    Trustee Under the AIL Technologies Inc.
                          Employee Stock Ownership Plan

                                                                  March 22, 2000
To:        All Participants in the
           AIL Technologies Inc. Employee Stock Ownership Plan (ESOP)

Enclosed you will find a copy of AIL Technologies Inc.'s Notice of Special Meeting and the AIL Technologies Inc. and EDO Corporation Joint Proxy Statement/Prospectus for AIL's special meeting of common stockholders to be held on Thursday, April 27, 2000 at 5:00 P.M. Below is a Voting Instruction Form for the ESOP. As a participant in the ESOP, you are entitled to instruct the undersigned to vote the shares of AIL common stock credited to your ESOP account.

IF YOU DO NOT RETURN THE ESOP VOTING INSTRUCTION FORM, THE UNDERSIGNED WILL VOTE THE COMMON STOCK ALLOCABLE TO YOUR ACCOUNT IN THE SAME RELATIVE PROPORTIONS AS THE SHARES OF COMMON STOCK FOR WHICH INSTRUCTIONS ARE RECEIVED.

Please complete, date and sign the Voting Instruction Form and return the Form in the enclosed envelope. No postage is required if mailed in the United States. Your voting instructions will not be disclosed to AIL.

The Voting Instruction Form is not a proxy. If you own shares of AIL common stock otherwise than under the ESOP, those other shares of AIL common stock may be voted in person at the Special Meeting or by completing, dating, signing and returning the separate proxy card which will be supplied to you by AIL.

HSBC will vote the shares of common stock allocable to you as indicated, or, if you do not return instructions to HSBC by April 24, 2000, proportionately to the voting instructions received from the other participants in the ESOP, unless HSBC determines that to do so would violate its duties and responsibilities as ESOP Trustee. Once HSBC receives your Voting Instruction Form you may not change your decision.

Very truly yours,

HSBC BANK USA
as Trustee under the AIL Technologies Inc.
Employee Stock Ownership Plan



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                                                                    Exhibit 99.4


                                  HSBC BANK USA

                   AS TRUSTEE UNDER THE AIL TECHNOLOGIES INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN

                               VOTING INSTRUCTIONS

The undersigned hereby instructs HSBC, as Trustee, to vote or cause to be voted all shares of common stock which are allocated to the account of the undersigned under the AIL Employee Stock Ownership Plan, at the Special Meeting of common stockholders of AIL on April 27, 2000 and at any adjournment or postponement thereof, upon the following matter, as described in the AIL Technologies Inc. and EDO Corporation Joint Proxy Statement/Prospectus, receipt of which is hereby acknowledged, and in the discretion of the Trustee or any duly appointed proxy agent of the Trustee, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name appears hereon and return this form to HSBC in the envelope provided. The shares of AIL common stock represented hereby will be voted as specified. If you return this card with no instructions or if you do not return this card, your shares of AIL common stock will be voted in proportion to the votes of the other ESOP participants.

(MARK ONLY ONE)

No 1.   Adoption of the Merger Agreement
        and approval of the Merger with EDO
        Corporation

        FOR           AGAINST        ABSTAIN
       /__/            /__/           /___/



     These instructions relate only to shares of AIL common stock held under the AIL Technologies Inc. ESOP. Shares of AIL common stock owned otherwise may be voted in person at the Special Meeting or by signing, dating and returning the separate proxy form supplied by AIL.



[                              ]
       AFFIX LABEL WITH
    NAME, MAILING ADDRESS,
        & NO. OF SHS.

[                              ]


______________________________________________         DATED _____________, 2000
                     SIGNATURE


THIS FORM MUST BE RECEIVED BY HSBC BY 5 P.M. ON April 24, 2000






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